As filed with the Securities and Exchange Commission on August 19, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BJ’S WHOLESALE CLUB, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3360747
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

1997 Stock Incentive Plan, as amended

(Full Title of the Plan)

Frank D. Forward

Executive Vice President and

Chief Financial Officer

BJ’s Wholesale Club, Inc.

One Mercer Road

Natick, Massachusetts 01760

(Name and Address of Agent for Service)

(508) 651-7400

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share (including the associated Preferred Stock Purchase Rights)	4,000,000 shares	$22.35(2)	$89,400,000(2)	$11,327

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 13, 2004.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the Registrant’s 1997 Stock Incentive Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-31015, 333-79881 and 333-91244 filed by the Registrant on July 10, 1997, June 3, 1999 and June 26, 2002, respectively, relating to the Registrant’s 1997 Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Natick, Massachusetts on August 19, 2004.

BJ’S WHOLESALE CLUB, INC.

By:	/s/ MICHAEL T. WEDGE
Michael T. Wedge President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of BJ’s Wholesale Club, Inc., hereby severally constitute and appoint Michael T. Wedge, Frank D. Forward and Kellye L. Walker and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable BJ’s Wholesale Club, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL T. WEDGE Michael T. Wedge	President and Chief Executive Officer (Principal Executive Officer)	August 19, 2004

/s/ FRANK D. FORWARD Frank D. Forward	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 19, 2004

/s/ HERBERT J. ZARKIN Herbert J. Zarkin	Chairman of the Board of Directors	June 17, 2004

/s/ S. JAMES COPPERSMITH S. James Coppersmith	Director	June 17, 2004

/s/ PAUL P. DANOS Paul P. Danos	Director	June 17, 2004

/s/ RONALD R. DION Ronald R. Dion	Director	June 17, 2004

/s/ BERT N. MITCHELL Bert N. Mitchell	Director	June 17, 2004

Helen Frame Peters	Director

/s/ THOMAS J. SHIELDS Thomas J. Shields	Director	June 17, 2004

/s/ LORNE R. WAXLAX Lorne R. Waxlax	Director	June 17, 2004

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-31015)

4.2	Amended and Restated By-Laws of the Registrant is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated April 7, 1999 (File No. 001-13143)

4.3	Amended and Restated Rights Agreement, dated as of November 17, 2003, between the Company and The Bank of New York is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 1, 2003 (File No. 001-13143)

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included in the signature pages of this Registration Statement)